UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2013

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 W. Axton Road, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective December 9, 2013, SunVault Energy, Inc. (the “Company”) entered into a Standard Exclusive Licensing Agreement with Sublicensing Terms (the “License Agreement”) with the University of South Florida Research Foundation, Inc. (“South Florida Research”) pursuant to which the Company has been granted a royalty-bearing worldwide exclusive license to certain patented inventions, as more particularly described in the License Agreement, as follows:

•	Patent(s)/patent application(s) identified in the agreement, namely, US Provisional Patent Application for Electrochemical Based Solar Cells with Energy Storage Capacity;

•	Any and all United States and foreign patent applications claiming priority to any of the patent(s) and patent application(s)

•
Any and all patents issuing from the patent applications, including, but not limited to, letters patents, patents of addition, reissues, examinations, extensions, restorations and supplementary protection certificates.

The Company may also sublicense the licensed patents to third parties upon approval from South Florida Research, subject to the terms and conditions of the License Agreement.

The Company has agreed that the first commercial sale of products to the retail customer shall occur on or before March 31, 2019 or South Florida Research shall have the right to terminate the License Agreement.  The Company is also required to meet certain milestones as set out in the agreement and will notify South Florida Research when each milestone is met.

As payment under the License Agreement, the Company has agreed to pay South Florida Research a license issue fee of $3,000 and as further consideration, will issue shares of its common stock equal to $30,000, based on the Company’s stock price on the effective date of the License Agreement.  The Company will also pay royalties as earned to South Florida Research calculated based on 4% of net sales for licensed product and processes, as more particularly described in the License Agreement.

The Company will be obligated to provide annual minimum royalty payments to be paid in advance on a quarterly basis for each year in which the License Agreement is in effect. Such payments to be advanced on a quarterly basis starting on December 31, 2018 and then each following quarter of March 31, June 30 and September 30.

Item 9.01 Financial Statements and Exhibits

10.1	Standard Exclusive License Agreement with Sublicensing Terms with University of South Florida Research Foundation dated December 9, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: February 4, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director

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